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RadiSys to Acquire Continuous Computing
Definitive Agreement for RadiSys to acquire the company
Acquisition expected to close near the end of June 2011
Deal Terms
~$73M in cash
~3.67M RadiSys shares (NASDAQ: RSYS)
Represents ~$31.9M value based on closing price of $8.69 on May 2, 2011
Additional “earn-out” payments for certain revenue generated over 3 yrs
RadiSys has the right to buy out the 3-year earn-out in 18 months for $15M
Strategic Rationale
Drive RadiSys’ further expansion into high-growth LTE, Femto, DPI
Strong leadership team and employee base at Continuous Computing
Complementary product development skill set, strong manufacturing ops
Exhibit 99.2

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Changes to RadiSys Senior Leadership Structure
Upon close of the acquisition (near end of June 2011)…
Mike Dagenais
To become RadiSys’ CEO
Brian Bronson (currently RadiSys’ CFO)
To become RadiSys’ President & CFO
Scott Grout (currently RadiSys’ President & CEO)
To become RadiSys’ Vice Chair of the Board of Directors

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Advantages of the Combined Company
For RadiSys, the acquisition of Continuous is expected to:
Accelerate revenue growth
Significantly increase profitability and EPS
Increase delivery of software-rich platforms including Trillium
Expand higher growth, higher gross margin Next Generation business as well as providing meaningful operational efficiencies
“Allows the integrated organization to more rapidly deliver a broader set of high value solutions.”
“Capabilities of the combined company will enable our
customers to accelerate their time to market and increase
their differentiation and competitive advantage.”

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Timeline: What’s Next
Announced Definitive Agreement on May 3, 2011
Now thru near the end of June = Integration Planning
Both companies to continue operating separately
US Antitrust review, California Fairness Hearing, shareholder vote
Integration planning between both firms
Near the end of June = Expected Close of Acquisition
Integration execution / implementation starts once acquisition closes
Key areas of integration identified within the first few months
Integration materially complete by mid-2012
Vested options at June 30 will receive cash & RSYS shares at closing

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Employee Q&A
Who is RadiSys?
What are RadiSys’ products?
Why is Continuous Computing being acquired?
How are the companies’ cultures similar or different?
Will I still have a job?
Will I need to relocate?
Will any offices be closed or moved?
What does this mean for my stock or stock options?
Are there any restrictions for buying / selling RSYS stock?
When will I learn more?
Who can I talk to?

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What Are We Allowed to Say?
RadiSys signed a Definitive Agreement to acquire Continuous
Deal terms
~$73M in cash, ~3.67M RSYS shares (representing ~$31.9M value)
Additional “earn-out” payments for certain revenue generated over 3 yrs
RadiSys has the right to buy out the 3-year earn-out in 18 months for $15M
Acquisition expected to close near the end of June 2011
Do NOT talk to Media (press, reporters, analysts, bloggers)
Forward all such inquiries to Brian Wood, VP Marketing,
brian.wood@ccpu.com,
x8970
Do NOT talk to Investors
Forward all such inquiries to Brian Wood, VP Marketing,
brian.wood@ccpu.com,
x8970
Do NOT blog about the transaction, do not speculate, do not spread rumors

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Forward-Looking Statements and Additional Information
Forward-Looking Statements
Statements included in this document regarding the consummation of the proposed transaction, benefits, certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, revenue growth, management changes or other attributes of combined companies following the transaction and other statements that are not historical facts, are forward-looking statements.
Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate”, “estimate,” “expect,” “intend,”
“plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve known and unknown risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, actions by
Continuous Computing’s shareholders, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, performance and customer acceptance of the Trillium line of products, the combined companies’ financial results and performance, satisfaction of closing conditions and other factors detailed in risk factors and elsewhere in Annual Report on Form 10-K of RadiSys Corporation (“RadiSys”) for the year ended December 31, 2010, and its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today.
Except as required by law, RadiSys disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
Additional Information
In connection with the proposed merger, RadiSys may file with the SEC a registration statement on Form S-4, which will include a prospectus of RadiSys and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of Continuous
Computing. Investors and security holders of Continuous Computing are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety if and when they become available because they will contain important information about Continuous Computing, RadiSys and the proposed transaction.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.
Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RadiSys by directing a written request to RadiSys Corporation,
5545 N.E. Dawson Creek Drive, Hillsboro, OR 97124, Attention: Investor Relations.